UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2008

Shiner International, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33960	98-0507398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road

                    Haikou, Hainan Province, China 570125

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:     86-898-68581104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, the board of directors of Shiner International, Inc. ("Shiner") promoted Qingtao Xing to the office of President of Shiner.

Mr. Xing, 31, joined Shiner in January 2008, serving as Shiner's Vice President for strategic initiatives.  Prior to joining Shiner, Mr. Xing worked as a project development associate for LaSalle Investment Management from July 2007 to January 2008, as managing partner of New Frontiers Investment Management from May 2007 to January 2008 and as summer intern for Citigroup Property Investors in Hong Kong during 2006.  Mr. Xing received his Master of Professional Studies from Cornell University in 2007 and holds a Bachelor's degree from Tongji University. Prior to attending Cornell, Mr. Xing was associated with two real estate companies in China, developing residential and commercial properties. Mr. Xing is the spouse of Shiner's corporate secretary, Ms. DanDan Xing, and son-in-law of Mr. Yuet Ying, Shiner's Chairman.

Item 7.01	Regulation FD Disclosure.

On May 13, 2008, Shiner issued a press release announcing Mr. Xing's promotion. A copy of the press release is attached hereto as Exhibit 99.1.

Shiner may use the materials furnished as Exhibits 99.2 and 99.3 hereto as part of its investor presentation at the Brean Murray, Carret & Co. All-Cap All-China Conference in New York City on Tuesday, May 20, 2008 and for other investor-related purposes.

The exhibits furnished with this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Shiner under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1 - Press Release of Shiner International, Inc. dated May 13, 2008.

Exhibit 99.2 - Investor Presentation, dated May 2008, of Shiner International, Inc.

Exhibit 99.3 - Shiner International, Inc. 2007 Annual Report material, including Letter to Shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 19, 2008

SHINER INTERNATIONAL, INC.

By:	/s/ Jian Fu Jian Fu Chief Executive Officer